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                                                                    Exhibit 5.1




                                                                October 18, 1995
Amway Japan Limited
ARCO Tower
8-1, Shimomeguro 1-chome
Meguro-ku, Tokyo 153
Japan

Dear Sirs:

1. We have acted as Japanese special counsel to Amway Japan Limited (the "Company") and have been requested by the Company to give this opinion in connection with the Registration Statement on Form F-3 filed with the United States Securities and Exchange Commission (the "Commission") on September 21, 1995 as will be amended by Amendment No. 1 thereto (the "Amendment No. 1") to be filed on or about October 18, 1995 (collectively, the "Registration Statement") for the purposes of registering under the United States Securities Act of 1933, as amended (the "Securities Act"), the number of shares (the "Shares") of the Company's common stock, no par value (the "Common Stock") set forth on the cover page of the Prospectus constituting a part of the Registration Statement, which Shares may be represented by American Depositary Shares, each representing one-half of one share of Common Stock.

2. This opinion is limited to Japanese law and is given on the basis that it will be governed by and construed in accordance with Japanese law. We have made no investigation of the laws of any jurisdiction other than Japan and neither express nor imply any opinion as to any other laws.

3. For the purposes of this opinion we have examined the following documents and such other documents and made such further examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion:

         (i) a copy of the Articles of Association, the Regulations of the Board of Directors and the Share Handling Regulations of the Company certified by the President and the Representative Director of the Company as being true and complete as of October 18, 1995;
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Amway Japan Limited
October 18, 1995
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         (ii)    a certified copy of the Commercial Registration Record of the
                 Company; and

        (iii)    a draft dated October 6, 1995 of the Amendment No. 1.

In our examination of the above-mentioned documents, we have assumed the genuineness of all documents submitted to us as originals, the conformity to the originals thereof of all documents submitted to us as copied documents and the genuineness of all signatures thereon or on the originals thereof. In addition, we have assumed that the Amendment No. 1 will be filed in substantially the form of the draft dated October 6, 1995, which we have reviewed.

4. Based on the foregoing, we are of the opinion that the Shares being registered under the Registration Statement have been validly issued, and are fully paid and non-assessable.

5. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

         This opinion is given to you for use in connection with the Registration Statement.

                                Yours faithfully,



                                NISHIMURA & SANADA



                                /s/ Masahiro Shimojo
                                -----------------------------------
                                Masahiro Shimojo